Exhibit 4.1

FORM OF

Number PA-1	METRO ONE TELECOMMUNICATIONS, INC.	*<____>* Shares

A Oregon Corporation             Series A Convertible Preferred Stock

THIS CERTIFIES THAT *<__________>* is the record holder of *<________>* (<___>) shares of Series A Convertible Preferred Stock of Metro One Telecommunications, Inc. (the “Corporation”), transferable only on the share register of the Corporation by the holder, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

This certificate and the shares represented hereby shall be held subject to all of the provisions of the Articles of Incorporation and the Bylaws of the Corporation and any amendments thereto, copies of which are on file at the office of the Corporation and made a part hereof as though the provisions of said Articles of Incorporation and Bylaws were imprinted in full on this Certificate, to all of which the holder of this Certificate, by acceptance hereof, assents and agrees to be bound.

The Corporation will furnish without charge to each shareholder who so requests in writing, the designations, relative rights, preferences and limitations of each class of stock or series thereof and the variations in rights, preferences, and limitations for each series, and the authority of the board of directors to determine variations for future series.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this _____ day of June, 2007.

Gary E. Henry, Secretary	Gary E. Henry, President

FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO _______________________________________________ __________________________________________ SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ____________________________ ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED _________________, ______

(Signature)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND IN EVERY PARTICULAR WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS (THE “ACTS”). NO INTEREST MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACTS COVERING THE TRANSACTION, (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THIS CORPORATION STATING THAT REGISTRATION IS NOT REQUIRED UNDER THE ACTS, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT REGISTRATION IS NOT REQUIRED UNDER THE ACTS.